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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  2054

                                   -------------

                                      FORM 8-K


                                   CURRENT REPORT
       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  December 23, 1998
                                                 ------------------------------


                                    GALAGEN INC.
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               (Exact name of registrant as specified in its charter)


          DELAWARE                   0-27976                  41-1719104
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      (State or other        (Commission File Number)        (IRS Employer
        jurisdiction                                      Identification No.)
     of incorporation)


               1275 RED FOX ROAD
                    M-S 7420
             ARDEN HILLS, MINNESOTA                           55112
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             (Address of principal                          (Zip Code)
               executive offices)


Registrant's telephone number, including area code  (651) 634-4233
                                                   ----------------------------


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On December 23, 1998 GalaGen Inc., a Delaware corporation (the "Company"), acquired certain assets of Nutrition Medical, Inc., a Minnesota corporation ("NMI"), pursuant that certain Asset Purchase Agreement, dated as of September 1, 1998, as amended on October 28, 1998 and December 23, 1998 (the "Purchase Agreement"), by and between the Company and NMI.

          Pursuant to the terms of the Purchase Agreement, the Company acquired certain assets of NMI used in connection with NMI's critical care business. The acquired assets include: (i) all of NMI's rights to the Acquired Products (as defined herein); (ii) certain fixed assets of NMI; (iii) all of NMI's interest in inventories of the Acquired Products, supplies, raw materials, parts, finished goods, work-in-process, product labels and packaging materials used in connection with the Acquired Products and NMI's interest in all orders or contracts for the purchase of supplies, raw materials, parts, product labels and packaging materials used in connection with the Acquired Products after December 23, 1998; (iv) all of NMI's rights under contracts, purchase orders and agreements pursuant to which the Company has agreed to purchase and sell the Acquired Products after December 23, 1998; (v) all of NMI's rights under any warranty or guarantee by any applicable manufacturer, supplier or other transferor of the Acquired Products; (vi) copies of all sales and purchase records, customer lists, supplier lists, production records and other similar records related to the Acquired Products or associated with the Acquired Products; (vii) all advertising, marketing and promotional materials associated with the Acquired Products; (viii) all of NMI's rights to indentures, guarantees, leases commitments and other agreements related to the Acquired Products; (ix) all of NMI's interest in any copyrights, patents, trademarks, trade names, logos, trade secrets, inventions, know how, other confidential information and other intellectual property of any nature related to or arising from the Acquired Products, together with pending applications for any of the foregoing; (x) NMI's interest in those franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and government agencies related to or associated with the Acquired Products that are assignable to the Company; and (xi) all goodwill and other general intangibles of NMI related to or arising from the Acquired Products.

          The "Acquired Products" consist of: Fiber-PRO, Glutasorb-TM- Ready to Use, GlucoPro-TM- Vanilla, L-Emental-TM- Hepatic, L-Emental-TM- Pediatric, L-Emental-TM-, Nitro-PRO, Pro-Peptide-TM- for Kids, Pro-Peptide-TM- Unflavored, Pro-Peptide-TM- VHN, Pro-Peptide-TM- Vanilla, Nutrition Liquid, Nutrition Plus Liquid, Instant Nutrition, Instant Nutrition (Lactose Free), ISO-PRO, ISO-LAN, ULTRA-PRO, ULTRA-LAN, and NUTRA-LAN.

          The assets acquired were used by NMI in the critical care nutritional products market and the Company intends to continue such use.


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

          In connection with the acquisition, the Company delivered $71,516.29 in cash and a certificate for 318,800 shares of common stock, par value $.01, of the Company (the "Shares") to NMI. The Company also agreed to pay NMI a royalty equal to 9% of net sales received by the Company for sales of the Acquired Products (other than Glutasorb Ready to Use) in the United States that exceed
(i) $5 million during the year ended December 31, 2000, (ii) $6 million during the year ended December 31, 2001, and (iii) $7.5 million during the year ended December 31, 2002. In addition, the Company agreed to pay NMI an international royalty for direct sales of the Acquired Products (other than Glutasorb Ready to Use) made by the Company in all countries other than the United States and of Glutasorb Ready to Use in all countries except the United States, Japan, France, England, Scotland, Belgium, Holland, Switzerland, Denmark, Sweden, Norway and Finland equal to 5% of net sales (less uncollectible accounts) that exceed $200,000 during the year ending December 23, 1999 and 2.5% of net sales (less uncollectible accounts) that exceed $200,000 during the year ending December 23, 2000.

          The amount of consideration paid for the acquired assets was determined through arm's length negotiations between the Company and NMI.

          The cash consideration was paid from the cash reserves of the Company. The Shares were issued from the authorized but unissued shares of common stock of the company.

          The acquisition will be accounted for using the purchase method of accounting.

          The Company and NMI were parties to a Marketing Agreement dated September 1, 1998 and an amendment dated October 1, 1998 (collectively, the "Marketing Agreement") pursuant to which NMI granted the Company the right to market, sell and distribute the Acquired Products in the United States and worldwide, pending closing of the transactions contemplated by the Purchase Agreement, at prices and terms determined by the Company. NMI granted the Company a royalty-free license to use NMI's trademarks, trade names and other identifying slogans in connection with the distribution of the Acquired Products under the Marketing Agreement. NMI agreed to purchase Acquired Products from Acquired Product manufacturers for resale and shipping to the Company at a price to be paid by the Company equal to NMI's invoice price from the applicable Acquired Product manufacturer, plus shipping, labor and other specified costs. In addition, the Company agreed to pay NMI an amount equal to 15% of the Company's selling price to its customers for such Acquired Products that covered NMI's warehouse rent and support services, invoicing services and collection services. NMI also made its computer systems and customer databases available to the Company's employees and permitted the Company's employees to process orders at NMI's facility. The Company agreed to pay NMI certain


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office space charges.  The Marketing Agreement terminated on December 23, 1998 upon the closing of transactions contemplated by the Purchase Agreement.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statement of business acquired:  not required

     (b)  PRO FORMA financial information:  not required

     (c)  Exhibits:


                                                                   Method of
           Exhibit No.               Description                    Filing
            -----------               -----------                  ------
               2.1       Asset Purchase Agreement by and         Incorporated
                         between the Registrant and Nutrition    by Reference
                         Medical, Inc. dated as of
                         September 1, 1998. (1)

                         The Registrant hereby agrees to
                         furnish supplementally a copy of any
                         omitted schedule or exhibit to the
                         Commission upon request.

               2.2       Amendment to Asset Purchase Agreement   Electronic
                         dated as of October 28, 1998.           Transmission

               2.3       Second Amendment to Asset Purchase      Electronic
                         Agreement, dated December 23, 1998.     Transmission

                         (1)  Incorporated by reference to
                         Exhibit 10.26 to the Registrant's
                         Quarterly Report on Form 10-Q for the
                         quarterly period ending September 30,
                         1998 (File No. 0-27976).


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                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GALAGEN INC.




Date:  January 6, 1999             By /s/ Gregg A. Waldon
                                     -------------------------------------------
                                      Gregg A. Waldon
                                      Vice President, Chief Financial Officer,
                                      Treasurer and Secretary


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